Exhibit 10.1
THIRD ADDITIONAL CLOSING AGREEMENT
     THIS THIRD ADDITIONAL CLOSING AGREEMENT (this “Agreement”) is made as of March 17, 2006, among (i) Infinity Energy Resources, Inc., a Delaware corporation (“Infinity”), (ii) HFTP Investment L.L.C. (“HFTP”) and AG Offshore Convertibles, Ltd. (“AG Offshore”), (iii) Gaia Offshore Master Fund, Ltd. (“Gaia”) and Leonardo, L.P. (“Leonardo”) and (iv) Consolidated Oil Well Services, Inc., a Kansas corporation (“Consolidated”), CIS-Oklahoma, Inc., a Kansas corporation (“CIS”), Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation (“Infinity-Wyoming”), Infinity Oil & Gas of Kansas, a Kansas corporation (“Infinity-Kansas”) and Infinity Oil and Gas of Texas, Inc., a Delaware corporation (“Infinity-Texas,” and together with Consolidated, CIS, Infinity-Wyoming, Infinity-Kansas and Infinity-Delaware, the “Subsidiaries”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, Infinity (successor by merger to Infinity, Inc.), HFTP, AG Offshore and AG Domestic Convertibles, L.P. (“AG Domestic”) entered into that certain Securities Purchase Agreement (as further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) dated as of January 13, 2005;
     WHEREAS, pursuant to Section 1(b) of the Securities Purchase Agreement, Infinity has the right, subject to the satisfaction of certain conditions, to sell Additional Notes and Additional Warrants to the Buyers thereunder;
     WHEREAS, pursuant to the First Additional Closing Agreement, dated as of September 7, 2005, among HFTP, Gaia, AG Offshore, the Subsidiaries and the other parties named therein (the “First Additional Closing Agreement”), AG Offshore acquired the right and obligations of AG Domestic existing under the Transaction Documents with respect to any and all future sales of Additional Notes and Additional Warrants by Infinity pursuant to the Securities Purchase Agreement;
     WHEREAS, on March 14, 2006, Infinity delivered an Additional Sale Election Notice with respect to the sale of Additional Notes and Additional Warrants to HFTP and AG Offshore under the Securities Purchase Agreement (the “Additional Sale Election Notice”);
     WHEREAS, pursuant to the Additional Sale Election Notice, Infinity has separately requested from HFTP, Gaia, AG Offshore and Leonardo certain waivers of conditions in connection with the Additional Note Issuance (as defined below);
     WHEREAS, each of HFTP and AG Offshore separately desires to assign its rights to purchase the Additional Notes and Additional Warrants referenced in the Additional Sale Election Notice to Gaia and Leonardo, respectively, and each of Gaia and Leonardo, severally and not jointly, desires to assume such rights; and

     WHEREAS, Infinity desires to sell, and Gaia and Leonardo, severally and not jointly, desire to purchase, Additional Notes in an original aggregate principal amount of $8,000,000 and related Additional Warrants upon the terms and conditions set forth herein and in the Securities Purchase Agreement (the “Additional Note Issuance”), in accordance with the Schedule of Buyers set forth on Exhibit A hereto (the “Additional Schedule of Buyers”).
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:
     1. Additional Issuance.
          (a) The Additional Closing Date with respect to the Additional Note Issuance shall be the date hereof. On such Additional Closing Date, subject to the satisfaction (or waiver) of all of the conditions set forth herein and in Sections 1(b), 1(d), 6(b) and 7(b) of the Securities Purchase Agreement, Infinity shall issue and sell to each of Gaia and Leonardo, and each of Gaia and Leonardo severally agrees to purchase from Infinity, (I) Additional Notes in the principal amount set forth opposite its name on the Additional Schedule of Buyers, along with (II) the related Additional 115% Warrants with respect to the number of Additional Warrant Shares equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (A) 28% of the original principal amount of the Additional Notes purchased thereby at the Additional Closing, divided by (B) the Warrant Exercise Price (as defined in the Additional 115% Warrants) on the Additional Closing Date, and (III) the related Additional 140% Warrants with respect to the number of Additional Warrant Shares equal to the quotient (rounded to the nearest whole number, with 0.5 rounded up) of (X) 27% of the original principal amount of the Additional Notes purchased thereby at the Additional Closing, divided by (Y) the Warrant Exercise Price (as defined in the Additional 140% Warrants) on the Additional Closing Date (the “Third Additional Closing”). Infinity hereby acknowledges and agrees that such purchase by each of Gaia and Leonardo of such Additional Notes and related Additional Warrants shall satisfy in full any obligations of any of Gaia, Leonardo, HFTP and AG Offshore under the Securities Purchase Agreement and the other Transaction Documents with respect to the Additional Sale Election Notice.
          (b) For purposes of Section 4(h) of the Securities Purchase Agreement in connection with the Third Additional Closing, each Buyer’s Reimbursement Allocation Percentage shall be as set forth on the Additional Schedule of Buyers, rather than the Schedule of Buyers attached to the Securities Purchase Agreement.
     2. Assignment of Additional Note Issuance Rights and Obligations.
          (a) AG Offshore hereby transfers and assigns to Leonardo, and Leonardo hereby accepts and assumes, and agrees to be bound by, all of the rights and obligations of AG Offshore now or hereafter existing under the Transaction Documents, with respect to the Additional Note Issuance and any and all future sales of Additional Notes and Additional Warrants by Infinity pursuant to the Securities Purchase Agreement, as if Leonardo had originally been party to the Transaction Documents in place of AG Offshore (as such rights and obligations were assigned to and assumed by AG Offshore pursuant to the First Additional

Closing Agreement). Infinity and the Subsidiaries hereby acknowledge and consent to the assignment by AG Offshore to Leonardo set forth and described in this Section 2(a), and agree that, accordingly, AG Offshore shall have no rights or obligations with respect to the Additional Note Issuance or any future sales of Additional Notes and Additional Warrants by Infinity pursuant to the Securities Purchase Agreement. The parties hereto agree that Leonardo shall be deemed a “Buyer” under the Securities Purchase Agreement, an “Investor” under the Registration Rights Agreement, and a “Lender” under each of the Security Agreement, the Guaranty and the Pledge Agreement and shall be entitled to all of the rights, and subject to all of the obligations, thereof thereunder with respect to the Additional Note Issuance and any future sales of Additional Notes and Additional Warrants by Infinity pursuant to the Securities Purchase Agreement. In connection with being deemed a Lender for purposes of the Security Agreement, Leonardo consents and agrees to be bound by the provisions of Section 5.12 of the Security Agreement applicable to each Lender thereunder and affirms the appointment of Promethean Asset Management L.L.C. as collateral agent for the Buyers on its behalf pursuant to the terms thereof.
          (b) HFTP hereby transfers and assigns to Gaia, and Gaia hereby accepts and assumes, and agrees to be bound by, each of the Transaction Documents to which HFTP is a party and all of the rights and obligations of HFTP now or hereafter existing under the Transaction Documents with respect to the Additional Notes and related Additional Warrants to be purchased by Gaia as provided in Section 1(a) hereof, as if Gaia had originally been party to the Transaction Documents in place of HFTP. Infinity and the Subsidiaries hereby acknowledge and consent to the assignment by HFTP to Gaia set forth and described in this Section 2(b), and agree that, accordingly, HFTP shall have no rights or obligations with respect to the Additional Note Issuance. The parties hereto agree that Gaia shall be deemed a “Buyer” under the Securities Purchase Agreement, an “Investor” under the Registration Rights Agreement, and a “Lender” under each of the Security Agreement, the Guaranty and the Pledge Agreement and shall be entitled to all of the rights, and subject to all of the obligations, thereof thereunder with respect to the Additional Note Issuance.
     3. Limited Waiver of Conditions. For purposes of the Additional Note Issuance and Third Additional Closing described in Section 1(a) only, each of Gaia and Leonardo hereby separately and not jointly waive (i) the conditions to the Additional Closing set forth in Section 1(b)(A) of the Securities Purchase Agreement; provided, however, that in no event shall such waiver serve to except the aggregate principal amount of the Additional Note Issuance described in Section 1(a) hereof from the conditions set forth in Section 1(b)(A) of the Securities Purchase Agreement with respect to any proposed sale of Additional Notes by Infinity following the date hereof, and (ii) the requirement in Section 1(d) of the Securities Purchase Agreement that the Additional Closing Date occur on the tenth Business Day following delivery of the Additional Sale Election Notice. The limited waiver set forth in this Section 3(a) is not, and shall not be deemed to be, a waiver of such conditions with respect to any other Additional Closing or under any other circumstance or a waiver of any other condition, requirement, provision or breach of the Securities Purchase Agreement or any other Transaction Document.

     4. Revisions to Series of Additional Notes.
          (a) Each of Infinity, Gaia and Leonardo agree that, for purposes of the Additional Note Issuance and Third Additional Closing described in Section 1(a) only, certain definitions of each of the Notes comprising the Series of Notes to be issued at the Third Additional Closing (the “Third Additional Closing Notes”) shall be revised from that contained in the form of Additional Note attached to the Securities Purchase Agreement as Exhibit B thereto, as amended by the First Additional Closing Agreement (the “Form Additional Note”). Accordingly:
               (1) the definition of Fixed Maturity Date set forth in Section 2(a)(xiii) of the Third Additional Closing Notes shall be revised by substituting the following definition for the definition therefor set forth in the Form Additional Note:
““Fixed Maturity Date” means September 17, 2007; provided, however, in the event that the principal amount of Notes of this or any other Series is, in one or a series of transactions, reduced by at least $5,000,000 during the period beginning on March 18, 2006 and ending on September 17, 2006, pursuant to (A) redemption by the Company pursuant to a Company Alternative Redemption (as defined in Section 7(a)) (other than pursuant to a Mandatory Compliance Redemption (as defined in Section 13)) with a Company Alternative Redemption Date (as defined in Section 7(a)) on or prior to September 17, 2006, or (B) conversion by the holders of the Notes pursuant to a Company Alternative Conversion (as defined in Section 8(a)) (other than pursuant to a Mandatory Compliance Conversion (as defined in Section 13)) for which the Company Alternative Conversion Period (as defined in Section 8(a)) ends on or prior to September 17, 2006 (such reduction described in clauses (A) and (B) immediately above being referred to as a “Six-Month Redemption/Conversion”), then the “Fixed Maturity Date” shall mean September 17, 2009; provided, further, that if a Six-Month Redemption/Conversion occurs and there has been a Maturity Date Extension, then the “Fixed Maturity Date” shall mean September 17, 2010.”; and
               (2) the definition of Maturity Date Extension set forth in Section 2(a)(xxiv) of the Third Additional Closing Notes shall be revised by substituting the following definition for the definition therefor set forth in the Form Additional Note:
““Maturity Date Extension” means the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amount of the then outstanding Notes that are of the same Series as this Note, have (A) received a notice from the Company no earlier than sixty (60) days, and no later than thirty (30) days prior to September 17, 2008 (which notice the Company may deliver on only one occasion with respect to such Series of Notes), requesting the holders of such Series of Notes to extend the Fixed Maturity Date by twelve (12) months and (B) within ten (10) Business Days of receipt of the notice described in clause (A) (such 10-Business-Day Period, the “Response Period”), agreed in writing to extend the Maturity Date of all the Notes of such Series by twelve (12) months, (provided that, for the avoidance of doubt, if the Company does not receive such written agreement within the Response Period from the requisite holders of the Notes of such Series, such requested extension shall be deemed denied and the Fixed Maturity Date shall not be extended); provided, however, that the Company shall not have the right to request a Maturity Date Extension, and the holders of Notes shall not grant or be deemed to have granted a Maturity Date Extension, and the Fixed Maturity Date shall not be or be deemed to be extended unless and until a Six Month Redemption/Conversion shall have occurred.”
               (b) Other than as set forth in this Section 4, the Third Additional Closing Notes shall remain identical to the Form Additional Note. In the event of any conflict between the terms and provisions of the Form Additional Note and the terms and provisions of this Section 4, the terms and provisions of this Section 4 shall prevail.
     5. Independent Nature of Gaia and Leonardo. The obligations of each of Gaia and Leonardo hereunder are several and not joint with the obligations of the other, and neither of Gaia nor Leonardo shall be responsible in any way for the performance of the obligations of the other hereunder. Each of Gaia and Leonardo shall be responsible only for its own agreements and covenants hereunder. The decision of each of Gaia and Leonardo to purchase the Third Additional Closing Notes and the Additional Warrants to be issued at the Third Additional Closing (the “Third Additional Closing Warrants”) pursuant to this Agreement has been made by such party independently of the other and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of Infinity or any of the Subsidiaries which may have been made or given by the other or by any agent or employee of the other, and neither of Gaia or Leonardo nor any of its respective agents or employees shall have any liability to the other (or any other person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by Gaia or Leonardo pursuant hereto or thereto, shall be deemed to constitute Gaia and Leonardo as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Gaia and Leonardo are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each of Gaia and Leonardo shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, Third Additional Closing Notes or the Third Additional Closing Warrants, and it shall not be necessary for the other to be joined as an additional party in any proceeding for such purpose.
     6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The successors and assigns of such entities shall include, without limitation, their respective receivers, trustees or debtors-in-possession.
     7. Further Assurances. Infinity hereby agrees from time to time, as and when requested by HFTP, Gaia, AG Offshore or Leonardo, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including financing statements, secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action as HFTP, Gaia, AG Offshore or Leonardo may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the Transaction Documents.
     8. Definitions. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.
     9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     11. Merger. This Agreement and the Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.
     12. Execution in Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
     13. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ James A. Tuell

Name:	James A. Tuell

Title:	President and CEO

CONSOLIDATED OIL WELL SERVICES, INC.

By:	/s/ Timothy A. Ficker

Name:	Timothy A. Ficker

Title:	VP, CFO, and Secretary

CIS-OKLAHOMA, INC.

By:	/s/ James A. Tuell

Name:	James A. Tuell

Title:	CEO and President

INFINITY OIL & GAS OF WYOMING, INC.

By:	/s/ James A. Tuell

Name:	James A. Tuell

Title:	President

INFINITY OIL & GAS OF KANSAS, INC.

By:	/s/ James A. Tuell

Name:	James A. Tuell

Title:	President

INFINITY OIL AND GAS OF TEXAS, INC.

By:	/s/ James A. Tuell

Name:	James A. Tuell

Title:	President

HFTP INVESTMENT L.L.C.

By: Promethean Asset Management L.L.C. Its: Investment Manager

By:	/s/ Robert J. Brantman

Name: Title:	Robert J. Brantman Partner and Authorized Signatory

GAIA OFFSHORE MASTER FUND, LTD.

By: Promethean Asset Management L.L.C. Its: Investment Manager

By:	/s/Robert J. Brantman

Name:	Robert J. Brantman
Title:	Partner and Authorized Signatory

AG OFFSHORE CONVERTIBLES, LTD.

By: Angelo, Gordon & Co., L.P. Its: Director

By:	/s/ Michael L. Gordon

Name:	Michael L. Gordon

Title:	Authorized signatory

LEONARDO,	L.P.

By: Leonardo Capital Management, Inc. Its: General Partner

By: Angelo, Gordon & Co., L.P. Its: Director

By:	/s/ Michael L. Gordon

Name:	Michael L. Gordon

Title:	Authorized Signature

EXHIBIT A
ADDITIONAL SCHEDULE OF BUYERS

		Principal			Investor’s Legal
		Amount of		Reimbursement	Representative’s
	Buyer Address	Additional	Allocation	Allocation	Address and Facsimile
Buyer’s Name	and Facsimile Number	Notes	Percentage	Percentage	Number

Gaia Offshore Master Fund, Ltd.	Promethean Asset Management L.L.C. 17th Floor 55 Fifth Avenue New York, New York 10003 Attention: Robert J. Brantman Telephone: (212) 702-5200 Facsimile: (212) 758-9620 Residence: Cayman Islands	$4,000,000	50%	1.17%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood Telephone: (312) 902-5200 Facsimile: (312) 902-1061

Leonardo, L.P.	c/o Angelo, Gordon & Co. 245 Park Avenue New York, New York 10167 Attention: Gary I. Wolf Telephone: (212) 692-2058 Facsimile: (212) 867-6449 Residence:	$4,000,000	50%	0.33%	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Douglas A. Cifu Telephone: (212) 373-3000 Facsimile: (212) 759-3990